EXHIBIT 10.22

LIMITED LIABILITY COMPANY

AGREEMENT

OF

CAT CREEK HOLDINGS LLC

i

ii

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF CAT CREEK HOLDINGS LLC

This Limited Liability Company Agreement of Cat Creek Holdings LLC (the “Company”) is made as of June 30, 2020, by Laredo Oil, Inc., a Delaware corporation (“Laredo”), as the sole Member of the Company, and each Person who becomes an Additional Member of the Company in accordance with the provisions hereof and whose name is set forth as a Member on Schedule A hereto.

WHEREAS, the Company was formed on May 28, 2020 by filing of a Certificate of Formation with the Secretary of State of the State of Montana;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Members hereby agree as follows:

Article I
DEFINED TERMS

Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this LLC Agreement, have the meanings herein specified.

“Additional Member” has the meaning set forth in Section 13.1 hereof.

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.4 hereof.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money and the fair market value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof with respect to such Member’s Interest.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Montana pursuant to the Montana Act.

“Chair” or “Chair of the Board” means the Person elected by the Board of Directors as the chair of the Board of the Company who shall perform the duties described below in Section 7.4 of this LLC Agreement.

“Chief Executive Officer” means the Person elected by the Board of Directors as the chief executive officer of the Company who shall perform the duties described below in Section 7.6 of this LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this LLC Agreement. A reference to a specific section (§) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this LLC Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this LLC Agreement containing such reference.

“Company” means Cat Creek Holdings LLC, a Montana limited liability company.

“Covered Person” means a Member, a Director, an Officer, a Manager, any Affiliate of a Member, a Director, an Officer or a Manager, any officers, directors, shareholders, partners, employees, representatives or agents of a Member, a Director, an Officer or a Manager, or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

“Montana Act” means the Montana Limited Liability Company Act, as amended from time to time.

“Director” means a director of the Company.

“Fiscal Year” of the Company means (i) the calendar year, or (ii) any portion of the period described in clause (i) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VIII hereof.

“Interest” means a Member’s limited liability company interest in the Company which represents such Member’s share of the profits and losses of the Company and a Member’s right to receive distributions of the Company’s assets in accordance with the provisions of this LLC Agreement and the Montana Act.

“Laredo” means Laredo Oil, Inc., a Delaware corporation.

“Laws” means:

(i) all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international;

(ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any governmental body;

(iii) all policies, practices and guidelines of any governmental body; and

(iv) any amendment, modification, re-enactment, restatement or extension of the foregoing, in each case binding on or affecting the party or Person referred to in the context in which such word is used; and “Law” shall mean any one of them.

“LLC Agreement” means this Limited Liability Company Agreement of the Company, as further amended, modified, supplemented or restated from time to time.

“Majority Vote” means the written approval of, or the affirmative vote by, Members holding a majority of the Percentage Interests.

“Manager” means any Person designated by the Members as a manager of the Company within the meaning of the Montana Act and shall include the Directors of the Company.

“Member” means Laredo and includes any Person subsequently admitted as an Additional Member or a substitute Member pursuant to the provisions of this LLC Agreement, in such Person’s capacity as a member of the Company, and “Members” means two (2) or more of such Persons when acting in their capacities as members of the Company. For purposes of the Montana Act, the Members shall constitute one (1) class or group of members.

“Net Cash Flow” means, for each Fiscal Year or other period of the Company, the gross cash receipts of the Company from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Company as a collection agent or in trust for others or that are otherwise not unconditionally available to the Company, less all amounts paid by or for the account of the Company during the same Fiscal Year or any other period (including, without limitation, payments of principal and interest on any Company indebtedness and expenses reimbursed to the Members under Section 5.2 hereof), and less any amounts determined by the Members to be necessary to provide a reasonable reserve for working-capital needs or any other contingencies of the Company. Net Cash Flow shall be determined in accordance with the cash receipts and disbursements method of accounting and otherwise in accordance with generally accepted accounting principles, consistently applied. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

“Officer” means an officer of the Company.

“Percentage Interest” means the Interest of a Member, expressed as a portion of one hundred percent, as shown on Schedule A hereto, which reflects the Member’s ownership interest in the Company, as determined by the unanimous written consent of the Members as adjusted from time to time.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“President” means the Person elected by the Board as the president of the Company, who shall perform the duties described in Section 7.7 of this LLC Agreement.

“Profits” and “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with § 703(a) of the Code.

“Secretary” means the Person elected by the Board as the secretary of the Company, who shall perform the duties described in Section 7.10 of this LLC Agreement.

“Treasurer” means the Person elected by the Board as the treasurer of the Company, who shall perform the duties described in Section 7.9 of this LLC Agreement.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Vice Chair” means the Person elected by the Board as the vice chair of the Company, who shall perform the duties described in Section 7.5 of this LLC Agreement.

“Vice President” means the Person elected by the Board as a vice president of the Company, who shall perform the duties described in Section 7.8 of this LLC Agreement.

Section 1.2 Headings. The headings and subheadings in this LLC Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this LLC Agreement or any provision hereof.

Article II
NAME AND TERM

Section 2.1 Name. The name of the Company is Cat Creek Holdings LLC. The business of the Company may be conducted upon compliance with all applicable Laws under any other name designated by the Board.

Section 2.2 Term. The term of the Company commenced on May 28, 2020 and shall continue until the Company is dissolved in accordance with the provisions of this LLC Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Montana Act.

Section 2.3 Registered Agent and Office. The Company’s registered agent and office in the State of Montana shall be Bill D. Metzler, whose address is 231 Skookum Road, Lakeside, Montana 59922. At any time, the Members may designate another registered agent and/or registered office.

Section 2.4 Qualification in Other Jurisdictions. The Board shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business. Any Officer of the Company, as an authorized person within the meaning of the Montana Act, shall be empowered to execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Article III
PURPOSE AND POWERS OF THE COMPANY

Section 3.1 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Montana Act and engaging in any and all activities reasonably necessary, appropriate or advisable from time to time in furtherance of the foregoing.

Section 3.2 Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1 hereof.

Article IV
CAPITAL CONTRIBUTIONS, INTERESTS, CAPITAL
ACCOUNTS AND ADVANCES

Section 4.1 Capital Contributions. The Percentage Interest for each Member is set out beside that Member’s name on the attached Schedule A. No Member shall be required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of all of the Members.

Section 4.2 Member’s Interest. A Member’s Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

Section 4.3 Status of Capital Contributions. Except as otherwise provided in this LLC Agreement, the amount of a Member’s Capital Contributions may be returned to it, in whole or in part, at any time, but only with the consent of all of the Members. Any such returns of Capital Contributions shall be made to all Members in proportion to their Percentage Interests. Notwithstanding the foregoing, no return of a Member’s Capital Contributions shall be made hereunder if such distribution would violate applicable law. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this LLC Agreement or as may be specifically agreed to by all of the Members.

(i) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this LLC Agreement.

(ii) Except as otherwise provided herein and by applicable law, the Members shall be liable only to make their capital contributions pursuant to Section 4.1 hereof, and no Member shall be required to lend any funds to the Company or, after a Member’s Capital Contributions have been fully paid pursuant to Section 4.1 hereof, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

Section 4.4 Capital Accounts. An individual Capital Account shall be established and maintained for each Member.

(i) The Capital Account of each Member shall be maintained in accordance with the following provisions:

(a) to such Member’s Capital Account there shall be credited such Member’s Capital Contributions (consisting of cash or the fair market value of any property net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to under § 752 of the Code); such Member’s distributive share of Profits; and such Member’s distributive share of other items of income, gain or credits; and

(b) to such Member’s Capital Account there shall be debited the amount of cash and the fair market value of property distributed by the Company to such Member (net of liabilities secured by such distributed property which the Member is considered to assume or take subject to under § 752 of the Code); such Member’s distributive share of Losses; and such Member’s distributive share of other items of loss or deduction.

Section 4.5 Advances. If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount or any such advance shall be a debt obligation of the Company to such Member and shall be subject to such terms and conditions acceptable to the Company and each Member. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

Article V
MEMBERS

Section 5.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this LLC Agreement. The Members agree that the rights, duties and liabilities of the Members shall be as provided in the Montana Act, except as otherwise provided herein. The Members shall also have the power to authorize the Board, by Majority Vote, to possess and exercise any right or power not already vested in the Board pursuant to Article VI or any other provision of this LLC Agreement. In addition to the foregoing, the Members have the power to exercise any and all other rights or powers of the Company and to do all lawful acts and things as are not by the Montana Act or this LLC Agreement directed or required to be exercised or done by the Board. Except as provided herein, the Members shall have no power to bind the Company.

(i) The name and mailing address of each Member and the Percentage Interest of each Member shall be listed on Schedule A attached hereto. The Secretary shall be required to update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this LLC Agreement shall not be deemed an amendment to this LLC Agreement. Any reference in this LLC Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

Section 5.2 Reimbursements. The Company shall reimburse the Members for all ordinary and necessary out-of-pocket expenses incurred by the Members on behalf of the Company. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Net Cash Flow and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to any Member.

Section 5.3 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

Section 5.4 Resignation. A Member may not resign from the Company prior to the dissolution and winding up of the Company.

Section 5.5 Meetings of Members. The annual meeting of the Members for the election of Directors and the transaction of other business shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. Special meetings of the Members, for any purpose or purposes, may be called by the Chair and shall be called by the Chair or Secretary at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting.

(i) All meetings of the Members for the election of Directors or for any other purpose shall be held at any such place, either within or without the State of Montana, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

(ii) At the annual meeting of the Members, Laredo Oil, Inc. shall be entitled to elect two (2) Directors, Lipson Investments LLC shall be entitled to elect one (1) Director, and Viper Oil & Gas, LLC shall be entitled to elect one (1) Director.

(iii) Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Member entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each Member entitled to vote at such meeting.

(iv) Business transacted at any special meeting of Members shall be limited to the purposes stated in the notice, unless otherwise agreed to by all of the Members.

(v) The holders of a majority of the Percentage Interests issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for all the transactions of business except as otherwise provided by this LLC Agreement. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

(vi) When a quorum is present at any meeting, the vote of the holders of the majority of the Percentage Interests having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of this LLC Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question.

(vii) Unless otherwise provided in this LLC Agreement, each Member shall at every meeting of the Members be entitled to vote in person or by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

(viii) Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment, provided all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(ix) Unless otherwise provided in this LLC Agreement, any action required to be taken at any annual or special meeting of the Members of the Company, or any action which may be taken at any annual or special meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions taken, shall be signed by the holders of Percentage Interest having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of taking of the action without a meeting by less than unanimous consent shall be given to those Members who have not consented in writing.

Article VI
MANAGEMENT

Section 6.1 Board of Directors. Subject to Section 5.1 of this LLC Agreement, the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors. A person elected a Director is by such election designated a Manager by the Members for the purposes of the Act. The Members at their annual meeting shall determine the number of Directors to constitute the Board for the ensuing year, provided that thereafter the authorized number of Directors may be increased by the Members or decreased by the Members. The initial number of Directors shall be four (4), and the initial Directors of the Company shall be:

Mark See	Chairman of the Board of Directors
Kenneth Lipson	Director
Curt Thurmon	Director
Chris Lindsey	Director

At each annual meeting of the Members, commencing with the 2020 annual meeting, the Directors shall be elected, except as provided in this Article, and each Director elected shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation or removal. Directors need not be Members. Vacancies, except vacancies caused by removal pursuant to Section 6.7, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 6.2 Meetings of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Montana. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of Members and at the same place, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chair on three (3) days’ notice to each Director, either personally, by telephone, by mail, by telegram or by any other means of communication; special meetings shall be called by the Chair or Secretary in like manner and on like notice on the written request of one or more of the Directors.

Section 6.3 Quorum and Acts of the Board. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this LLC Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. For the purposes of establishing a quorum, a majority shall comprise either (a) at least three (3) Directors or (b) any two (2) Directors, if one is the Chairman of the Board. In the event that the vote of the Directors present at any meeting at which there is a quorum results in a tie, the majority shall be determined by the Chairman of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 6.4 Telephonic Meetings. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 6.5 Committee of Directors. The Board may designate one or more committees of not less than one member, each of whom shall be a director. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company except such committee shall not have the power or authority to amend this LLC Agreement. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 6.6 Compensation of Directors. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 6.7 Removal of Directors. Unless otherwise restricted by Law, any Director or the entire Board of Directors may be removed, with or without cause, by the holder of a majority of Percentage Interests entitled to vote at any election of Directors. Any vacancy caused by any such removal may be filled by action of the Members.

Section 6.8 Directors as Agents. The Directors, to the extent of their powers set forth in this LLC Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such power shall bind the Company.

Article VII
OFFICERS

Section 7.1 Officers. The Board of Directors may appoint a director as Chair of the Board and may also appoint a director as Vice Chair of the Board. The Board of Directors shall appoint a President, a Secretary and a Treasurer. The Board of Directors may also appoint an Executive Vice President and one or more Vice Presidents, none of whom need be directors. All Officers of the Company shall hold office at the pleasure of the Board of Directors. Any two or more offices, except those of President and Executive Vice President or Vice President and except those of Chair and Vice Chair, may, at the discretion of the Board of Directors, be held by the same person. The Board of Directors may, from time to time, appoint such other officers and agents with such powers and duties as the Board may prescribe.

Section 7.2 Resignation and Removal. Any Officer of the Company may resign at any time by giving written notice of his or her resignation to the Company. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the Company. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective. Any Officer of the Company may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

Section 7.3 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 7.4 Chair of the Board. The Chair of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and exercise such other powers as may be assigned to him or her from time to time by the Board of Directors. The Chair shall be the Chief Executive Officer of the Company.

Section 7.5 Vice Chair of the Board. In the absence of the Chair of the Board, the Vice Chair of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and exercise such other powers as may be assigned to him or her from time to time by the Board of Directors.

Section 7.6 Chief Executive Officer. The Chief Executive Officer shall, subject to the Board of Directors, have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.

Section 7.7 President. The President shall be the chief operating officer of the Company and shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chair of the Board or the Vice Chair of the Board. At the request of the Chief Executive Officer or in his or her absence or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer.

Section 7.8 Vice President. Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chair of the Board, the Vice Chair of the Board or the President. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President.

Section 7.9 Treasurer. The Treasurer shall, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chair of the Board, the Vice Chair of the Board or the President.

Section 7.10 Secretary. The Secretary shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chair of the Board, the Vice Chair of the Board or the President. In the absence of the Secretary at any meeting of the Board of Directors, a committee of the Board of Directors or the Members, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 7.11 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chair of the Board, the Vice Chair of the Board, the President or the Treasurer.

Section 7.12 Assistant Secretary. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chair of the Board, the Vice Chair of the Board, the President or the Secretary.

Section 7.13 Officers as Agents. The Officers, to the extent of their powers set forth in this LLC Agreement or otherwise vested in them by action of the Board, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

Article VIII
ALLOCATIONS

Section 8.1 Profits and Losses.

(i) Subject to the allocation rules of Section 8.2 hereof, Profits for any Fiscal Year shall be allocated among the Members in proportion to their Percentage Interests.

(ii) Subject to the allocation rules of Section 8.2 hereof, Losses for any Fiscal Year shall be allocated among the Members in proportion to their Percentage Interests.

Section 8.2 Allocation Rules.

(i) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Members using any method that is permissible under § 706 of the Code and the Treasury Regulations thereunder.

(ii) Except as otherwise provided in this LLC Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Fiscal Year in question.

(iii) The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purpose.

(iv) The Members intend that the allocation provisions set forth in this LLC Agreement are intended to comply with § 704(b) of the Code and the Treasury Regulations issued thereunder and the provisions are to be interpreted in a manner consistent with those Treasury Regulations.

Section 8.3 Tax Allocations; Section 704(c) of the Code. In accordance with § 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value.

Article IX
DISTRIBUTIONS

Section 9.1 Net Cash Flow. Except as otherwise provided in Article XIV hereof (relating to the dissolution of the Company), any distribution of the Net Cash Flow during any Fiscal Year shall be made to the Members in proportion to their Percentage Interests.

Section 9.2 Distribution Rules. All distributions pursuant to Section 9.1 hereof shall be at such times and in such amounts as shall be determined by the Board; provided, however, that subject to Section 9.3, the Members shall receive an annual distribution, at least equal to the amount of their respective tax liability in connection with the Company K-1, calculated at the highest federal income tax rate in effect at the time of such calculation and grossed up for tax on the amount of the distribution, if any.

Section 9.3 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this LLC Agreement, the Company, and the Board on behalf of the Company, shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate applicable Law.

Article X
BOOKS AND RECORDS

Section 10.1 Books, Records and Financial Statements.

(i) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this LLC Agreement. Such books of account, together with a copy of this LLC Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member’s interest in the Company.

(ii) The Company, and the Board on behalf of the Company, shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The Company, and the Board on behalf of the Company, shall prepare and file, or cause to be prepared and filed, all applicable federal and state tax returns.

Article XI
TAX MATTERS

Section 11.1 Taxation as a Disregarded Entity. Laredo is the sole Member of the Company, and the Company has not made and will not make the election permitted to be made under Treasury Regulation § 301.7701-3(c). Accordingly, the Company is classified as a “disregarded entity” for Federal income tax purposes under Treasury Regulation § 301.7701-3(b)(1), and no action which would change or adversely affect that classification shall be taken without the written consent of Laredo.

Article XII
LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 12.1 Liability. Except as otherwise provided by the Montana Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

Section 12.2 Exculpation.

(i) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this LLC Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(ii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 12.3 Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this LLC Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this LLC Agreement. The provisions of this LLC Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

Section 12.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this LLC Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability with respect to such indemnity.

Section 12.5 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.4 hereof.

Section 12.6 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this LLC Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.5 hereof and containing such other procedures regarding indemnification as are appropriate.

Section 12.7 Outside Businesses. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this LLC Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

Article XIII
ADDITIONAL MEMBERS

Section 13.1 Admission. By approval of a Majority, the Company is authorized to admit any Person as an additional member of the Company (each, an “Additional Member” and collectively, the “Additional Members”). Each such Person shall be admitted as an Additional Member at the time such Person (i) executes this LLC Agreement or a counterpart of this LLC Agreement and (ii) is named as a Member on Schedule A hereto. The legal fees and expenses associated with such admission shall be borne by the Company.

Section 13.2 Allocations. Additional Members shall not be entitled to any retroactive allocation of the Company’s income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of § 706(d) of the Code, Additional Members shall be entitled to their respective share of the Company’s income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the admission of any Additional Members to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with § 706(d) of the Code and Treasury Regulations promulgated thereunder, the Company’s books may be closed at the time Additional Members are admitted (as though the Company’s tax year had ended) or the Company may credit to the Additional Members pro rata allocations of the Company’s income, gains, losses, deductions, credits and items for that portion of the Company’s Fiscal Year after the effective date of the admission of the Additional Members.

Article XIV
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 14.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members or substitute Members in accordance with the terms of this LLC Agreement.

Section 14.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

(i) the written consent of all Members;

(ii) the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event under the Montana Act that terminates the continued membership of a Member in the Company unless, within ninety (90) days after the occurrence of such an event, all of the remaining Members agree in writing to continue the business of the Company; or

(iii) the entry of a decree of judicial dissolution of the Company under the Montana Act.

Section 14.3 Liquidation. Upon dissolution of the Company, the Board shall carry out the winding up of the Company and shall immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. The proceeds of liquidation shall be distributed in the following order and priority:

(i) to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(ii) to the Members in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 14.4 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XIV and the Certificate shall have been canceled in the manner required by the Montana Act.

Section 14.5 Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

Article XV
MISCELLANEOUS

Section 15.1 Notices. All notices provided for in this LLC Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, mailed via an overnight courier service, telecopied or mailed by registered or certified mail, as follows:

(i) if given to the Company, at the following address: 231 Snookum Road, P.O. Box 953, Lakeside, MT 59922;

(ii) if given to a Director, at such Director’s mailing address as provided to the Company; or

(iii) if given to any Member, at the address set forth opposite its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

All such notices shall be deemed to have been given when received.

Section 15.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this LLC Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 15.3 Cumulative Remedies. The rights and remedies provided by this LLC Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

Section 15.4 Binding Effect. This LLC Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this LLC Agreement, their successors, legal representatives and assigns.

Section 15.5 Interpretation. Throughout this LLC Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to “Articles,” “Sections” and “Paragraphs” shall refer to corresponding provisions of this LLC Agreement.

Section 15.6 Severability. The invalidity or unenforceability of any particular provision of this LLC Agreement shall not affect the other provisions hereof, and this LLC Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 15.7 Counterparts. This LLC Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 15.8 Integration. This LLC Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.9 Governing Law. This LLC Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Montana, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

Section 15.10 Amendments. Any amendment to this LLC Agreement shall be adopted and be effective as an amendment hereto if it received the affirmative vote of all of the Members, provided that such amendment be in writing and executed by all of the Members.

Section 15.11 No Implied Rights or Remedies. Nothing expressed or implied shall be construed to confer upon any Person, except the Members and Managers, any rights or remedies under or by reason of this LLC Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this LLC Agreement as of the date first above stated.

MEMBERS:

LAREDO OIL, INC.

By:	/s/ Mark See
Name:	Mark See
Title:	President and CEO

LIPSON INVESTMENTS LLC

By:	/s/ Kenneth Lipson
Name:	Kenneth Lipson
Title:	Managing Member

VIPER OIL & GAS, LLC

By:	/s/ Curt Thurmon
Name:	Curt Thurmon
Title:	Managing Member

Schedule A

SCHEDULE OF MEMBERSHIP INTERESTS

Name and Address	Percentage Interest	Initial Capital Contribution
Laredo Oil, Inc. P.O. Box 953 231 Snookum Road Lakeside, MT 59922	50%	$448,900
Lipson Investments LLC 75 27th Ave San Francisco, CA 94121	25%	$224,450
Viper Oil & Gas, LLC 830 Havens Road Shreveport, LA 71107	25%	$224,450